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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 20, 2003, relating to the financial statements and financial highlights, which appear in the August 31, 2003 Annual Report to Shareholders of JPMorgan California Bond Fund, JPMorgan Intermediate Tax Free Income Fund, JPMorgan New Jersey Tax Free Income Fund, JPMorgan New York Intermediate Tax Free Income Fund, JPMorgan Tax Free Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Financial Statements" and "Independent Accountants" in such Registration Statement.






New York, New York
December 23, 2003


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                                                 Exhibit 99(j)

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 20, 2003, relating to the financial statements and financial highlights, which appear in the August 31, 2003 Annual Report to Shareholders of JPMorgan Fleming Emerging Markets Debt Fund, JPMorgan Bond Fund, JPMorgan Global Strategic Income Fund, JPMorgan Short Term Bond Fund, JPMorgan Enhanced Income Fund, JPMorgan Short Term Bond Fund II, JPMorgan Strategic Income Fund, JPMorgan U.S. Treasury Income Fund and JPMorgan Bond Fund II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Financial Statements" and "Independent Accountants" in such Registration Statement.

New York, New York
December 23, 2003